                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                  US OFFICE PRODUCTS COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                     [LOGO]

                        1025 Thomas Jefferson Street, NW
                                 Suite 600 East
                              Washington, DC 20007
                                 (202) 339-6700

                                                                   July 30, 1999

Dear Stockholder:

    We will be holding the 1999 Annual Meeting of US Office Products' stockholders on Tuesday, August 31, 1999, at 10:00 a.m. Eastern Time at the Latham Hotel, 3000 M Street, NW, Washington, DC 20007.

    Enclosed with this letter is a Notice of the Annual Meeting, a Proxy Statement, a proxy card, and a return envelope. Both the Notice of Annual Meeting and the Proxy Statement provide details of the business that we will conduct at the Annual Meeting and other information about US Office Products.

    Whether or not you plan to attend the Annual Meeting, please sign, date and promptly return the proxy card in the enclosed prepaid return envelope. Your shares will be voted at the Annual Meeting in accordance with your proxy instructions. Of course, if you attend the Annual Meeting you may vote in person.

    On behalf of the Board of Directors and the employees of the Company, I cordially invite you to attend the Annual Meeting. If you plan to attend the meeting, please mark the appropriate box on the enclosed proxy card.

                                          Sincerely,

                                                 [SIGNATURE]

                                          Charles P. Pieper
                                          Chairman of the Board of Directors and
                                          Chief Executive Officer

                             YOUR VOTE IS IMPORTANT

     Please Sign, Date and Return Your Proxy Card Before the Annual Meeting

  If you have any questions about voting your shares, please contact our proxy solicitor,
              D.F. King & Co., Inc., toll-free at (800) 431-9463.

                                     [LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE:      TUESDAY, AUGUST 31, 1999

TIME:      10:00 AM EASTERN TIME

PLACE:     THE LATHAM HOTEL
           3000 M STREET, NW
           WASHINGTON, DC 20007

Dear Stockholders:

    At the 1999 Annual Meeting, we will ask you to:

    - Elect eight directors;

    - Approve the 1999 Employee Stock Purchase Plan;

    - Ratify the selection of PricewaterhouseCoopers LLP as independent accountants for the fiscal year ending April 29, 2000; and

    - Transact any other business that is properly presented at the Annual Meeting.

    You will be able to vote your shares at the Annual Meeting if you were a stockholder of record at the close of business on July 15, 1999.

                                          By order of the Board of Directors:

                                                     [SIGNATURE]

                                          Mark D. Director
                                          Secretary

July 30, 1999

                 YOUR VOTE AT THE ANNUAL MEETING IS IMPORTANT.

   PLEASE INDICATE YOUR VOTE ON THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE, EVEN IF YOU PLAN TO ATTEND THE MEETING.

    IF YOU HAVE QUESTIONS ABOUT VOTING YOUR SHARES, PLEASE CONTACT OUR PROXY
         SOLICITOR, D.F. KING & CO., INC., TOLL-FREE AT (800) 431-9463.

  IF YOU ATTEND THE MEETING, YOU WILL BE ABLE TO REVOKE YOUR PROXY AND VOTE IN
                                    PERSON.

                                     [LOGO]

                        1025 Thomas Jefferson Street, NW
                                 Suite 600 East
                              Washington, DC 20007

                                                                   July 30, 1999

                       PROXY STATEMENT FOR ANNUAL MEETING

    This Proxy Statement provides information that you should read before you vote on the proposals that will be presented to you at the 1999 Annual Meeting of US Office Products' stockholders. The 1999 Annual Meeting will be held on Tuesday, August 31, 1999 at 10:00 a.m. Eastern Time at The Latham Hotel, 3000 M Street, NW, Washington, DC 20007.

    This Proxy Statement provides detailed information about the Annual Meeting, the proposals on which you will be asked to vote at the Annual Meeting, and other relevant information.

    On July 30, 1999, we began mailing information to people who, according to our records, owned shares of US Office Products' common stock at the close of business on July 15, 1999.

                               TABLE OF CONTENTS

INFORMATION ABOUT THE 1999 ANNUAL MEETING AND VOTING..................................           1

PROPOSALS TO BE PRESENTED AT THE ANNUAL MEETING.......................................           3

    1. ELECTION OF DIRECTORS..........................................................           3

    2. APPROVAL OF 1999 EMPLOYEE STOCK PURCHASE PLAN..................................           3

    3. RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS..........           6

STOCK OWNERSHIP.......................................................................           7

THE BOARD OF DIRECTORS................................................................           9

EXECUTIVE OFFICERS AND COMPENSATION...................................................          13

OTHER INFORMATION.....................................................................          24

EXHIBIT A. THE US OFFICE PRODUCTS COMPANY 1999 EMPLOYEE STOCK PURCHASE PLAN...........         A-1

              INFORMATION ABOUT THE 1999 ANNUAL MEETING AND VOTING

THE ANNUAL MEETING

    The Annual Meeting will be held on Tuesday, August 31, 1999 at 10:00 a.m. Eastern Time at The Latham Hotel located at 3000 M Street, NW, Washington, DC 20007.

THIS PROXY SOLICITATION

    We are sending you this Proxy Statement because US Office Products' Board of Directors is seeking a proxy to vote your shares at the Annual Meeting. This Proxy Statement is intended to assist you in deciding how to vote your shares. On July 30, 1999, we began mailing this Proxy Statement to all people who, according to our stockholder records, owned shares of US Office Products' common stock at the close of business on July 15, 1999.

    US Office Products is paying the cost of requesting these proxies. US Office Products' directors, officers and employees may request proxies in person or by telephone, mail, telecopy or letter. US Office Products also has retained D.F. King & Co., Inc. to assist in distributing proxy solicitation materials and seeking proxies. US Office Products will pay D.F. King & Co., Inc. a fee of approximately $5,500 plus reasonable out-of-pocket expenses for this assistance. US Office Products will reimburse brokers and other nominees for their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners of stock.

VOTING YOUR SHARES

    You have one vote for each share of US Office Products' common stock that you owned of record at the close of business on July 15, 1999. The number of shares you own (and may vote at the Annual Meeting) is listed on the enclosed proxy card.

    You may vote your shares at the Annual Meeting either in person or by proxy. To vote in person, you must attend the Annual Meeting and obtain and submit a ballot. Ballots for voting in person will be available at the Annual Meeting. To vote by proxy, you must complete and return the enclosed proxy card. By completing and returning the proxy card, you will be directing the persons designated on the proxy card to vote your shares at the Annual Meeting in accordance with the instructions you give on the proxy card.

    If you decide to vote by proxy, your proxy card will be valid only if you sign, date and return it before the Annual Meeting. IF YOU COMPLETE THE PROXY CARD EXCEPT FOR THE VOTING INSTRUCTIONS, THEN YOUR SHARES WILL BE VOTED FOR THE PROPOSED ELECTION OF DIRECTORS, FOR THE 1999 EMPLOYEE STOCK PURCHASE PLAN, AND FOR RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT ACCOUNTANTS OF US OFFICE PRODUCTS FOR THE 2000 FISCAL YEAR.

REVOKING YOUR PROXY

    If you decide to change your vote, you may revoke your proxy at any time before it is voted. You may revoke your proxy in any one of three ways:

    - You may notify the Secretary of US Office Products in writing that you wish to revoke your proxy.

    - You may submit a proxy dated later than your original proxy.

    - You may attend the Annual Meeting and vote. Merely attending the Annual Meeting will not by itself revoke a proxy; you must obtain a ballot and vote your shares to revoke the proxy.

VOTE REQUIRED FOR APPROVAL

  PROPOSAL 1: ELECTION OF EIGHT   The eight nominees for director who receive the most votes
  DIRECTORS                       will be elected. So, if you do not vote for a particular
                                  nominee, or you indicate "withhold authority to vote" for
                                  a particular nominee on your proxy card, your vote will
                                  not count either for or against the nominee.

  PROPOSAL 2: APPROVAL OF 1999    The affirmative vote of a majority of the votes cast at
  EMPLOYEE STOCK PURCHASE PLAN    the Annual Meeting is required to approve the 1999
                                  Employee Stock Purchase Plan (the "1999 ESPP"). So, if you
                                  abstain from voting, it has the same effect as if you
                                  voted against the plan.

  PROPOSAL 3: RATIFICATION OF     The affirmative vote of a majority of the votes cast at
  SELECTION OF INDEPENDENT        the Annual Meeting is required to ratify the selection of
  ACCOUNTANTS                     independent accountants. So, if you abstain from voting,
                                  it has the same effect as if you voted against this
                                  proposal.

    If you hold your shares with a broker and you do not tell your broker how to vote, your broker has the authority to vote on all of the proposals scheduled to be presented at this year's meeting.

    QUORUM. On the record date for the Annual Meeting, July 15, 1999, 36,790,874 shares were outstanding. A "quorum" must be present at the Annual Meeting in order to transact business. A quorum will be present if 18,395,438 shares are represented at the Annual Meeting, either in person (by the stockholders) or by proxy. If a quorum is not present, a vote cannot occur. In deciding whether a quorum is present, abstentions will be counted as shares that are represented at the Annual Meeting.

ADDITIONAL INFORMATION ABOUT US OFFICE PRODUCTS

    The US Office Products Annual Report to Stockholders for the fiscal year ended April 24, 1999, including consolidated financial statements, is being mailed to all stockholders entitled to vote at the Annual Meeting together with this Proxy Statement. The Annual Report does not constitute a part of the proxy solicitation material. The Annual Report tells you how to get additional information about US Office Products.

                PROPOSALS TO BE PRESENTED AT THE ANNUAL MEETING

    We will present the following three proposals at the Annual Meeting. We have described in this proxy statement all the proposals that we expect will be made at the Annual Meeting. If we or a stockholder properly present any other proposal to the meeting, we will use your proxy to vote your shares on the proposal as we believe is appropriate.

1.  ELECTION OF DIRECTORS

    Nominees for election to the Board of Directors are:

                                    Charles P. Pieper
                                    Kevin J. Conway
                                    Frank P. Doyle
                                    Brian D. Finn
                                    L. Dennis Kozlowski
                                    Milton H. Kuyers
                                    Allon H. Lefever
                                    Edward J. Mathias

    Each director will be elected to serve for a one-year term, or thereafter until his replacement is elected and qualified or until his earlier resignation or removal. Each of the eight nominees is presently a member of the Board of Directors and has consented to serve as a director if re-elected. More detailed information about each of the nominees is available in the section of this booklet titled "The Board of Directors," which begins on page 9.

    CDR-PC Acquisition L.L.C., an affiliate of an investment fund managed by Clayton, Dubilier & Rice, Inc., nominated Messrs. Pieper, Conway and Finn. CDR-PC Acquisition has the right to nominate three directors under the agreement with US Office Products pursuant to which CDR-PC Acquisition acquired its ownership interest in US Office Products. For more information about the relationship between CDR-PC Acquisition and US Office Products, see the section of this booklet titled "Certain Relationships and Related Transactions," which begins on page 23.

    If any of the nominees cannot serve for any reason (which is not anticipated), the Board of Directors may designate a substitute nominee or nominees. CDR-PC Acquisition has the right to nominate any substitute for Messrs. Pieper, Conway or Finn. If a substitute is nominated, we will vote all valid proxies for the election of the substitute nominee or nominees. The Board of Directors may also decide to leave the Board seat or seats open until a suitable candidate or candidates are located, or it may decide to reduce the size of the Board. Proxies at the Annual Meeting may not be voted for more than eight directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THESE DIRECTORS.

2.  APPROVAL OF 1999 EMPLOYEE STOCK PURCHASE PLAN

    The 1999 ESPP replaces the 1996 employee stock purchase plan, which terminated earlier this year when all the shares authorized by the 1996 plan were issued. The 1999 ESPP provides employees of US Office Products with an opportunity to become owners of US Office Products through a convenient arrangement for purchasing shares of common stock. If approved by our stockholders, the 1999 ESPP will become effective October 1, 1999. The following is a summary of the 1999 ESPP. For more detailed information, you should read the full text of the 1999 ESPP, which is included as Exhibit A at the end of this booklet.

GENERAL

    PURPOSE. The 1999 ESPP offers eligible employees the opportunity to purchase shares of our common stock through after-tax payroll withholding. The 1999 ESPP is intended to permit employees to acquire an equity interest in US Office Products, thereby providing them with an incentive to work for the growth and success of US Office Products. We may use the funds we receive under the 1999 ESPP for any general corporate purpose.

    ELIGIBILITY. All employees of US Office Products and its Eligible Subsidiaries are eligible to participate in the 1999 ESPP, except (1) employees we have employed for less than 90 days at the beginning of the payroll deduction period and (2) employees who hold more than 5% of our common stock. (The term "Eligible Subsidiaries" means corporations owned at least 50% by US Office Products, directly or indirectly, and single-member LLCs where US Office Products is the member, directly or indirectly. The Board can choose to exclude subsidiaries but has not done so.) Benefits to be awarded under the 1999 ESPP to employees vary depending upon the elections of the participants as to their level of participation. No non-employee directors are eligible to participate in the 1999 ESPP. As of July 1999, there were approximately 15,000 employees who would be eligible to participate in the 1999 ESPP.

    SHARES AVAILABLE UNDER THE 1999 ESPP. If approved, the 1999 ESPP would authorize US Office Products to issue up to 1,000,000 shares of common stock from authorized but unissued shares or from stock owned by US Office Products, including stock purchased on the market. The number of shares we may issue under the 1999 ESPP automatically adjusts for stock dividends, stock splits, reclassifications and other changes affecting the common stock.

    ADMINISTRATION. The Compensation Committee of our Board of Directors administers the 1999 ESPP. The Compensation Committee may delegate this authority. The Compensation Committee has the authority and discretion to specify the terms and conditions of stock purchases by employees under the 1999 ESPP (within the limitations of the 1999 ESPP) and to otherwise interpret and construe the terms of the 1999 ESPP and any related agreements. Under the 1999 ESPP, the Compensation Committee (or the Board of Directors) can lengthen or shorten the payroll deduction periods, increase the purchase price for shares, or make other administrative adjustments. The 1999 ESPP also specifically provides for indemnification of the Compensation Committee, other directors, and agents for actions taken with respect to the 1999 ESPP.

OPTIONS GRANTED UNDER THE 1999 ESPP

    HOW OPTIONS ARE GRANTED. On the first day of each payroll deduction period, a participating employee will receive options to purchase a number of shares of US Office Products common stock with money that is withheld from his or her paycheck. The number of shares available to the participating employee will be determined at the end of the payroll deduction period by dividing (1) the total amount of money withheld during the payroll deduction period by (2) the exercise price of the options (as described below). Options granted under the 1999 ESPP to employees will be automatically exercised to purchase whole and fractional shares on the last day of the payroll deduction period, unless the participating employee has, at least thirty days earlier, requested that his or her payroll contributions stop. Any cash accumulated in an employee's account for a period in which an employee elects not to participate will be distributed to the employee.

    EXERCISE PRICE. The initial exercise price for options under the 1999 ESPP will be 85% of the lesser of the fair market value of the common stock as of the first day of the payroll deduction period (January 1, April 1, July 1, and October 1) and the last day of that period. The Committee may increase the exercise price before a payroll deduction period begins. No participant can purchase more than $25,000 worth of US Office Products common stock in all payroll deduction periods ending during the same calendar year. The closing price of a share of US Office Products common stock, as reported on July 15, 1999 was $5.125.

    ELECTION TO PARTICIPATE. Participating employees must elect before the beginning of a given payroll deduction period to participate, although a prior election will carry over until revoked. Payroll deduction periods will begin on January 1, April 1, July 1, and October 1.

    TERMINATION OF SERVICE. If an employee's employment ends for any reason, including death, any cash accumulated in the employee's account will be distributed, and the employee will immediately cease to participate in the 1999 ESPP.

    OTHER INFORMATION. All options granted under the 1999 ESPP will be evidenced by participation agreements. The Committee has broad discretion to determine the timing, amount, exercisability, and other terms and conditions of options granted to employees. No options granted or funds accumulated under the 1999 ESPP are assignable or transferable, other than by will or in accordance with the laws of descent and distribution.

AMENDMENT OR TERMINATION OF THE 1999 ESPP

    The Board of Directors may amend or terminate the 1999 ESPP at any time and from time to time. Stockholder approval is required for any changes if such approval is required to preserve the 1999 ESPP's status as a plan under Section 423 of the Internal Revenue Code. Absent extension by the Board with stockholder approval, no payroll deduction period will begin after April 1, 2009.

TAX CONSEQUENCES

    The following summarizes the material federal income tax consequences of participation in the 1999 ESPP. It does not cover employment taxes except as specified, nor does it cover other federal, state, local, or foreign tax consequences, if any.

    We designed the 1999 ESPP to qualify for the favorable federal income tax treatment provided under Section 423 of the Internal Revenue Code.

    A participant's withheld compensation will be post-tax. In other words, the participant will be taxed on amounts withheld for the purchase of shares of US Office Products common stock as if he or she had instead received his or her full salary or wages. Other than this, no income will be taxable to a participant until disposition of the shares acquired, and the method of taxation will depend upon how long the shares were held before disposition.

    If the purchased shares of common stock are disposed of more than two years after the beginning of the applicable payroll deduction period and more than one year after the exercise date, or if the participant dies at any time while holding the stock, then the lesser of (a) the excess of the fair market value of the stock at the time of such disposition or death over the purchase price or
(b) the discount element (up to 15% of fair market value) of the stock as of the beginning of the applicable offering period will be treated as ordinary income. Any further gain or any loss will be taxed as a long-term capital gain or loss. Net long-term capital gains for individuals are currently subject to a maximum marginal federal income tax rate that is less than the maximum marginal rate for ordinary income.

    If the participant sells or disposes of the stock before the expiration of either of the holding periods described above (a "disqualifying disposition"), then the excess of the fair market value of the stock on the exercise date over the exercise price will be treated as ordinary income at the time of such disposition. US Office Products may, in the future, be required to withhold income taxes relating to such ordinary income from other payments made to the participant. The balance of any gain on a sale will be treated as capital gain. Even if the stock is sold for less than its fair market value on the exercise date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on the exercise date. Any capital gain or loss will be long- or short-term depending on whether the stock has been held for more than one year.

    There are no federal income tax consequences to US Office Products by reason of the grant or exercise of rights under the 1999 ESPP. US Office Products will, in general, be entitled to a deduction to the extent amounts are taxed as ordinary income to a participant by reason of a disqualifying disposition of the purchased shares of stock, but will not be entitled to a deduction in respect of the ordinary income realized by a participant upon a later disposition, or realized upon death. US Office Products' deduction may be limited under Internal Revenue Code Section 162(m) and may be subject to disallowance for failure to report the optionee's income (which could arise if an optionee does not notify US Office Products of the sale of stock in a disqualifying disposition).

 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

3.  RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS

    PricewaterhouseCoopers has served as our independent accountants since US Office Products' inception in 1994. The Audit Committee and the Board believe that PricewaterhouseCoopers' long-term knowledge of US Office Products is invaluable. We would like to continue this successful relationship. Representatives from PricewaterhouseCoopers will be available at the Annual Meeting to answer your questions and make a statement if they desire.

 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

                                STOCK OWNERSHIP

    There were 36,790,874 shares of common stock of US Office Products outstanding on July 15, 1999. The following table shows how many shares were owned by each person who owned more than 5% of the issued and outstanding shares on that date.

NAME AND ADDRESS OF BENEFICIAL OWNER

                                                                                         NUMBER OF     PERCENT OF
                                                                                           SHARES        SHARES
                                                                                         ----------  ---------------
    CDR-PC Acquisition, L.L.C. (1).....................................................   9,210,457          25.0%
    c/o Clayton, Dubilier & Rice Fund V Limited Partnership
    1403 Foulk Road
    Suite 106
    Wilmington, DE 19803

------------------------

(1) Includes warrants to purchase 109,328 shares of common stock, which are currently exercisable. Excludes 73,261.79 shares of preferred stock. If CDR-PC Acquisition transfers the preferred stock to an unaffiliated third party, each share of preferred stock automatically converts into 100 shares of common stock. Except for matters that directly affect the rights of holders of the preferred stock, the preferred stock has voting rights only with respect to any merger, consolidation, sale or lease of all or substantially all of US Office Products' assets, or any agreement to do any of the foregoing. Also excludes warrants to purchase approximately 9.2 million shares of common stock, which are not exercisable prior to June 2000.

    The following table shows how many shares were owned on July 15, 1999 by each of (1) the directors of US Office Products, (2) the current Chief Executive Officer of US Office Products, and (3) the other persons named in the Summary Compensation Table on page 15 who were executive officers on July 15, 1999. (In the remainder of this Proxy Statement, we will refer collectively to the Chief Executive Officer and the other persons listed in the Summary Compensation Table as the "named executive officers.") This table also shows how many shares all of the directors and executive officers of US Office Products owned together. The number of shares set forth in this table includes shares subject to options that are exercisable currently or exercisable within 60 days after July 15, 1999. The number of shares subject to options set forth in the table on page 18 includes only options that were exercisable as of April 24, 1999 (the end of the 1999 fiscal year).

NAME OF BENEFICIAL OWNER

                                                                                        NUMBER OF      PERCENT OF
                                                                                         SHARES          SHARES
                                                                                       -----------  -----------------
Charles P. Pieper....................................................................          --              --
Michael J. Barnell...................................................................     160,051(1)             *
Donald H. Platt......................................................................      74,938(2)             *
Mark D. Director.....................................................................      57,825(3)             *
Anne T. Smyth........................................................................      25,153(4)             *
Joseph T. Doyle......................................................................      20,000               *
Kevin J. Conway......................................................................          --              --
Frank P. Doyle.......................................................................       3,312(5)             *
Brian D. Finn........................................................................          --              --
L. Dennis Kozlowski..................................................................      33,312(5)             *
Milton H. Kuyers.....................................................................       6,672(6)             *
Allon H. Lefever.....................................................................       6,672(6)             *
Edward J. Mathias....................................................................     106,847(6)             *
All current executive officers and directors as a group..............................     494,782(7)           1.3%

------------------------

* Less than 1%.

                                                   [FOOTNOTES ON FOLLOWING PAGE]

(1) Includes 106,560 shares owned indirectly through the Michael J. Barnell Revocable Trust, of which Mr. Barnell is the trustee; 29,423 shares owned indirectly through MVB Investments, L.P.; and 14,978 shares owned indirectly by his spouse. Also includes 7,243 shares subject to options that are exercisable currently or exercisable within 60 days.

(2) Includes 72,718 shares subject to options that are exercisable currently or exercisable within 60 days.

(3) Includes 1,000 shares owned indirectly by Mr. Director's daughters and 43,082 shares subject to options that are exercisable currently or exercisable within 60 days.

(4) Includes 3,171 shares subject to options that are exercisable currently or exercisable within 60 days.

(5) Includes 3,312 shares subject to options that are exercisable currently or exercisable within 60 days.

(6) Includes 6,672 shares subject to options that are exercisable currently or exercisable within 60 days.

(7) Includes 152,854 shares subject to options that are exercisable currently or exercisable within 60 days.

                             THE BOARD OF DIRECTORS

MEMBERSHIP

    We have set forth below certain information regarding the members of US Office Products' Board of Directors. Each of the directors has been nominated for re-election at the Annual Meeting.

--------------------------------------------------------------------------------------------
CHARLES P. PIEPER

AGE:                              52

DIRECTOR SINCE:                   June 1998

PRINCIPAL OCCUPATION:             Principal and Director of Clayton, Dubilier & Rice, Inc.

RECENT BUSINESS EXPERIENCE:       Mr. Pieper has been the Chairman of the Board of US Office
                                  Products since June 1998. He has been Chief Executive
                                  Officer since February 26, 1999. Mr. Pieper has been a
                                  principal and a director of Clayton, Dubilier & Rice since
                                  March 1997 and March 1998, respectively. Previously, Mr.
                                  Pieper was President and Chief Executive Officer of GE
                                  Lighting Europe and GE Japan, GE Korea, GE Taiwan, GE
                                  Medical Systems Asia, Yokogawa Medical Systems and GE
                                  Trading Co.

OTHER DIRECTORSHIPS:              Chairman: North American Van Lines. Director: Dynatech
                                  Corporation.
--------------------------------------------------------------------------------------------
KEVIN J. CONWAY

AGE:                              40

DIRECTOR SINCE:                   June 1998

PRINCIPAL OCCUPATION:             Principal and Director of Clayton, Dubilier & Rice, Inc.

RECENT BUSINESS EXPERIENCE:       Mr. Conway has been a principal of Clayton, Dubilier &
                                  Rice, Inc. since 1994 and a director since March 1998.
                                  Prior to joining Clayton, Dubilier & Rice, Inc., Mr.
                                  Conway worked for 10 years at Goldman, Sachs & Co., an
                                  investment banking firm.

OTHER DIRECTORSHIPS:              Riverwood International Corporation
--------------------------------------------------------------------------------------------
FRANK P. DOYLE

AGE:                              68

DIRECTOR SINCE:                   June 1998

PRINCIPAL OCCUPATION:             Private Consultant

RECENT BUSINESS EXPERIENCE:       Mr. Doyle became a private consultant after retiring as
                                  Executive Vice President of General Electric Company in
                                  1996. As Executive Vice President, he was one of a three
                                  member Corporate Executive Office to which all of GE's
                                  operating businesses and staff reported. Mr. Doyle served
                                  as Executive Vice President of GE from 1991, and prior to
                                  that time he was Senior Vice President at GE with
                                  responsibility for Corporate Marketing and Advertising,
                                  Employee, Government and Public Relations from 1981.

OTHER DIRECTORSHIPS:              Compaq Computer Corporation; Paine Webber Group, Inc.;
                                  Roadway Express, Inc.
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
BRIAN D. FINN

AGE:                              38

DIRECTOR SINCE:                   June 1998

PRINCIPAL OCCUPATION:             Principal and Director of Clayton, Dubilier & Rice, Inc.

RECENT BUSINESS EXPERIENCE:       Mr. Finn has been a principal and a director of Clayton,
                                  Dubilier & Rice, Inc. since June 1997 and March 1998,
                                  respectively. Prior to joining Clayton, Dubilier & Rice,
                                  Inc. in 1997, Mr. Finn worked for 15 years at Credit
                                  Suisse First Boston, an investment banking firm, most
                                  recently as co-head of the Mergers and Acquisitions
                                  division.

OTHER DIRECTORSHIPS:              Dynatech Corporation
--------------------------------------------------------------------------------------------
L. DENNIS KOZLOWSKI

AGE:                              52

DIRECTOR SINCE:                   June 1998

PRINCIPAL OCCUPATION:             Chairman and Chief Executive Officer of Tyco International
                                  Ltd.

RECENT BUSINESS EXPERIENCE:       Mr. Kozlowski has served as Chairman and Chief Executive
                                  Officer of Tyco International Ltd., a multinational
                                  company involved in manufacturing, distribution, and
                                  servicing fire protection and security systems, disposable medical products, flow control and electronic products
                                  worldwide, since 1993 and 1992, respectively. Prior to
                                  that, he was President and Chief Operating Officer. He has been with Tyco since 1989 and has been a director of Tyco
                                  since 1987.

OTHER DIRECTORSHIPS:              Applied Power Inc.; Raytheon Company; Starwood Resort &
                                  Hotel.
--------------------------------------------------------------------------------------------
MILTON H. KUYERS

AGE:                              62

DIRECTOR SINCE:                   April 1995

PRINCIPAL OCCUPATION:             Chairman and Chief Executive Officer of GMK Companies

RECENT BUSINESS EXPERIENCE:       Mr. Kuyers is a part owner and executive officer of a
                                  number of privately held companies, including: Zero Zone,
                                  Inc., a manufacturer of commercial refrigeration units;
                                  Desert Aire Corp., a manufacturer of commercial
                                  dehumidification equipment; Northwest Coatings, Inc., a
                                  manufacturer of coating products; Grayline, Inc., a
                                  manufacturer of tubing used in the appliance and
                                  electrical industries; Faustel, Inc., a manufacturer of
                                  custom coating equipment; and Digicorp Inc., a distributor of business telephone systems and cellular telephones.
                                  Prior to 1993, Mr. Kuyers served as the President of Star
                                  Sprinkler Corp., a manufacturer of sprinkler heads for
                                  fire protection systems. Before its acquisition by US
                                  Office Products, Mr. Kuyers was a director of H.H. West
                                  Company, a wholly owned subsidiary of US Office Products.
                                  Mr. Kuyers previously served on the board of Medical
                                  Advances, Inc., a manufacturer of parts for medical
                                  diagnostic applications, until its sale in March 1997.
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
ALLON H. LEFEVER

AGE:                              52

DIRECTOR SINCE:                   February 1995

PRINCIPAL OCCUPATION:             President of the Northeast and Plains Regions of
                                  OneMain.com, Inc.

RECENT BUSINESS EXPERIENCE:       Mr. Lefever is the President of the Northeast and Plains
                                  regions of OneMain.com, Inc., a national Internet access
                                  provider. Previously Mr. Lefever was Vice President of the
                                  Affiliated Companies for High Industries, Inc., from April
                                  1988. From 1988 until its acquisition by US Office
                                  Products, Mr. Lefever served as the Chairman of the Board
                                  and Chief Executive Officer of The Office Works, Inc., and
                                  he currently serves on the boards of several private
                                  companies.
--------------------------------------------------------------------------------------------
EDWARD J. MATHIAS

AGE:                              57

DIRECTOR SINCE:                   February 1995

PRINCIPAL OCCUPATION:             Managing Director of The Carlyle Group

RECENT BUSINESS EXPERIENCE:       Mr. Mathias has been a Managing Director of the Carlyle
                                  Group, a merchant bank based in Washington DC, since 1994.
                                  From 1971 to 1993, Mr. Mathias was employed at T. Rowe
                                  Price Associates, most recently as a Managing Director.

OTHER DIRECTORSHIPS:              USA Floral, Inc.; Condor Technology Solutions, Inc.
--------------------------------------------------------------------------------------------

BOARD ORGANIZATION AND MEETINGS

    During the fiscal year that ended April 24, 1999, US Office Products' Board of Directors met 13 times, and took action by unanimous written consent five times. Every member of the Board attended at least 75% of the total Board meetings and at least 75% of the meetings of committees on which the member served.

    The Board of Directors has the following committees:

    EXECUTIVE COMMITTEE. The Executive Committee has the authority to exercise the powers of the Board between meetings of the Board, except that the Executive Committee cannot: amend the certificate of incorporation or bylaws; approve or recommend a merger, consolidation or disposition of all or substantially all of US Office Products' assets; recommend or revoke a dissolution of US Office Products; or take any other action that requires not less than a three-quarter affirmative vote of the directors. In addition, the Executive Committee cannot declare a dividend or authorize the issuance of stock unless specifically authorized by the Board of Directors. The members of the Executive Committee are:

                                          Charles P. Pieper
                                          L. Dennis Kozlowski

    The Executive Committee did not meet and acted once by unanimous consent in US Office Products' 1999 fiscal year.

    AUDIT COMMITTEE. The Audit Committee (i) makes recommendations to the Board of Directors with respect to the independent accountants who conduct the annual examination of US Office Products' accounts; (ii) reviews the scope of the annual audit and meets periodically with US Office Products' independent accountants to review their findings and recommendations; (iii) approves major accounting policies or changes thereto; and (iv) periodically reviews principal internal controls to assure that US Office Products is maintaining a sound and modern system of financial controls. The members of the Audit Committee are:

                                          Milton H. Kuyers (Chairman)
                                          Kevin J. Conway
                                          Allon H. Lefever

    The Audit Committee met three times and acted once by unanimous written consent in US Office Products' 1999 fiscal year.

    COMPENSATION COMMITTEE. The Compensation Committee periodically determines the amount and form of compensation and benefits payable to all executive officers and certain other management personnel. A subcommittee of this committee also administers the US Office Products Company Amended and Restated 1994 Long-Term Incentive Plan (the "Incentive Plan"), and the US Office Products Company Executive Deferred Compensation Plan (the "Executive Deferred Compensation Plan"). The Board of Directors has also authorized Messrs. Doyle and Mathias, acting as a subcommittee of the Compensation Committee whose members qualify as outside non-employee directors under the applicable tax and securities laws, to approve any awards of stock or options to US Office Products' directors (other than non-employee directors) and officers under the Incentive Plan and to administer elements of the Section 162(m) Bonus Plan (the "Bonus Plan"). The members of the Compensation Committee are:

                                          Frank P. Doyle (Chairman)
                                          Edward J. Mathias
                                          Brian D. Finn

    The Compensation Committee met five times and acted twelve times by unanimous written consent in US Office Products' 1999 fiscal year.

COMPENSATION OF DIRECTORS

    FEES AND EXPENSES. US Office Products pays each director who is not a US Office Products employee an annual fee of $35,000 and $50,000 for members of the Executive Committee. In fiscal 1999, US Office Products paid a total of $183,818 in directors' fees. Under the terms of a consulting agreement described on page 23 of this Proxy Statement, Messrs. Pieper, Conway and Finn have agreed to waive these fees. All directors are reimbursed for out-of-pocket expenses related to attending Board meetings. The total amount paid for expenses to directors in fiscal 1999 was $7,223 excluding reimbursements to Messrs. Pieper, Conway and Finn under the consulting agreement.

    1996 NON-EMPLOYEE DIRECTORS' STOCK PLAN. In connection with this plan, US Office Products awards non-employee directors options to acquire 7,875 shares of common stock upon their initial election as a member of the Board of Directors. US Office Products also awards each director options to acquire 2,250 shares in each year they are re-elected. Options awarded to directors under the 1996 Non-employee Directors' Stock Plan become exercisable in two equal installments at the six-month and one-year anniversaries of the date the options are awarded. US Office Products will also pay directors' fees in the form of shares of common stock or "deferred" shares of common stock for each director who elects to receive fees this way. Four directors elected to defer their compensation under this plan during US Office Products' 1999 fiscal year. Messrs. Conway and Finn will not receive compensation under the 1996 Non-employee Directors' Stock Plan while they are members of the US Office Products' Board. For more information about agreements between US Office Products and Messrs. Conway and Finn, please see the section of this booklet titled "Certain Relationships and Related Transactions," which begins on page 23.

    DIRECTORS WHO ARE ALSO EMPLOYEES. Directors who are also employees of US Office Products are not compensated for serving on the Board.

                      EXECUTIVE OFFICERS AND COMPENSATION

    We set forth below certain information regarding the executive officers of US Office Products, except Mr. Pieper, whose information we set forth on page 9.

--------------------------------------------------------------------------------------------
MICHAEL J. BARNELL                PRESIDENT, NORTH AMERICAN OFFICE PRODUCTS GROUP

AGE:                              43

OFFICER SINCE:                    1997

POSITION(S) HELD AT COMPANY:      Mr. Barnell has served as President of the North American
                                  Office Products Group since September 1, 1997. From March
                                  1, 1997 until September 1997, he was Executive Vice
                                  President of the North American Office Products Group. He
                                  joined US Office Products in August 1996 as President of
                                  St. Louis-based American Loose Leaf/ Business Products,
                                  Inc. when US Office Products purchased that company.

PREVIOUS BUSINESS EXPERIENCE:     From 1984 until joining US Office Products, Mr. Barnell
                                  served as Vice President and President of American Loose
                                  Leaf/Business Products, Inc.
--------------------------------------------------------------------------------------------
MARK D. DIRECTOR                  EXECUTIVE VICE PRESIDENT--ADMINISTRATION, GENERAL COUNSEL
                                  AND SECRETARY

AGE:                              41

OFFICER SINCE:                    1996

POSITION(S) HELD AT COMPANY:      Mr. Director has served as Executive Vice President-
                                  Administration since February 1998 and as General Counsel
                                  and Secretary since February 1996 and August 1996,
                                  respectively. From June 1997 until February 1998, he
                                  served as Chief Administrative Officer. From February 1996 until June 1997, Mr. Director served as Executive Vice
                                  President.

PREVIOUS BUSINESS EXPERIENCE:     Before coming to US Office Products, Mr. Director served
                                  as Executive Vice President, General Counsel and Secretary
                                  of Radio Movil Digital Americas from February 1995 until
                                  February 1996. Prior to that, Mr. Director was a principal of Fields & Director, a law firm located in Washington, DC from 1990 until 1995.
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
JOSEPH T. DOYLE                   EXECUTIVE VICE PRESIDENT--FINANCE AND CHIEF FINANCIAL
                                  OFFICER

AGE:                              52

OFFICER SINCE:                    1998

POSITION(S) HELD AT COMPANY:      Mr. Doyle has served as Executive Vice President-Finance
                                  and Chief Financial Officer since August 12, 1998, when he joined US Office Products. He also served as Treasurer
                                  from August 12, 1998 until February 28, 1999.

PREVIOUS BUSINESS EXPERIENCE:     From April 1996 to June 1998 Mr. Doyle was Senior Vice
                                  President-Finance, Westinghouse Electric Corporation. From
                                  January 1994 to March 1996 he was Executive Vice
                                  President-Finance, Chief Financial Officer, Secretary and
                                  Director of Allison Engine Company. Prior to that, Mr.
                                  Doyle held various positions in General Dynamics
                                  Corporation from 1986 to 1993.

OTHER DIRECTORSHIPS:              MVE, Inc.
--------------------------------------------------------------------------------------------
DONALD H. PLATT                   EXECUTIVE VICE PRESIDENT--STRATEGIC PLANNING

AGE:                              52

OFFICER SINCE:                    1995

POSITION(S) HELD AT COMPANY:      Mr. Platt has served as Executive Vice President-Strategic
                                  Planning of the Company since August 1998. Prior to that
                                  time, he served as Executive Vice President-Finance of the
                                  Company from February 1998 to August 1998, as Chief
                                  Financial Officer from August 1995 to August 1998, and as
                                  Treasurer from August 1996 to August 1998. From August
                                  1995 until February 1998, he served as Senior Vice
                                  President. From April 1995 until August 1995, Mr. Platt
                                  served as the Company's Senior Vice President--Corporate
                                  Development.

PREVIOUS BUSINESS EXPERIENCE:     From 1990 through 1993, Mr. Platt served as Dealer
                                  Business Consultant and, from January 1994 through April
                                  1995, as Vice President of Dealer Financing for Steelecase
                                  Financial Services, Inc. a finance subsidiary of
                                  Steelecase, Inc.
--------------------------------------------------------------------------------------------
ANNE T. SMYTH                     EXECUTIVE VICE PRESIDENT--E-COMMERCE AND CHIEF INFORMATION
                                  OFFICER

AGE:                              48

OFFICER SINCE:                    1996

POSITION(S) HELD AT COMPANY:      Ms. Smyth has served as Executive Vice President
                                  -E-Commerce and Chief Information Officer of the Company
                                  since February 1999. Prior to that time, she served as
                                  Senior Vice President and Chief Information Officer of the
                                  Company from April 1997 to February 1999, and as Senior
                                  Vice President-Merchandising from October 1998 to February
                                  1999. She joined US Office Products in December 1996 as
                                  Chief Information Officer, when US Office Products
                                  acquired the Des Plaines, Illinois-based company of which
                                  she was President and Founder, The Systems House, Inc.

OTHER DIRECTORSHIPS:              Distribution Management Systems, Inc.
--------------------------------------------------------------------------------------------

SUMMARY COMPENSATION TABLE

    We have set forth below, for the periods indicated, certain summary information concerning the cash and non-cash compensation earned by or awarded to (i) the US Office Products' Chief Executive Officer, (ii) each of the four most highly compensated persons who were serving as executive officers of US Office Products at the end of our fiscal year, and (iii) our Chief Financial Officer, who would have been one of the four most highly compensated executive officers had he been with US Office Products for the entire fiscal year.

                                                                                                LONG-TERM
                                                                                           COMPENSATION AWARDS
                                                             ANNUAL COMPENSATION           --------------------
                                                    -------------------------------------       SECURITIES
                                                                                OTHER           UNDERLYING
                                         FISCAL                                ANNUAL            OPTIONS/          ALL OTHER
NAME AND PRINCIPAL POSITION               YEAR        SALARY      BONUS     COMPENSATION        SARS(#)(2)       COMPENSATION
-------------------------------------  -----------  ----------  ----------  -------------  --------------------  -------------
Charles P. Pieper(1).................        1999   $       --  $       --    $      --                 --        $        --
  Chairman of the Board & Chief
  Executive Officer

Michael J. Barnell(3)................        1999      350,000      30,000       13,283            150,000              2,443
  President, North American Office           1998      295,000     150,000           --            163,499              2,851
  Products Group                             1997      250,000      20,000           --                 --              1,298

Mark D. Director(4)..................        1999      350,000     130,000           --             50,000              5,034
  Executive Vice President--                 1998      300,000     150,000           --            143,062              5,092
  Administration, General Counsel and        1997      200,000     100,000           --             61,312              1,650
  Secretary

Joseph T. Doyle(5)...................        1999      229,000     130,000           --            150,000                404
  Executive Vice President-- Finance
  and Chief Financial Officer

Donald H. Platt(6)...................        1999      350,000      25,000           --             30,000              6,539
  Executive Vice President--                 1998      300,000     175,000           --            143,062              5,047
  Strategic Planning                         1997      200,000     100,000           --             61,312              3,394

Anne T. Smyth(7).....................        1999      290,000     130,000           --            100,000              1,684
  Executive Vice President--                 1998      224,000      75,000           --             40,875              1,151
  E-Commerce and Chief Information           1997       61,000      25,000           --                 --                173
  Officer

Thomas Morgan(8).....................        1999      550,000     125,000           --            250,000              3,940
                                             1998      519,000     252,500       57,527            143,062              6,524
                                             1997      101,000      37,500       36,500            204,375                 --

------------------------

(1) On February 26, 1999, Mr. Pieper became Chief Executive Officer. Mr. Pieper, who is a principal and director of Clayton, Dubilier & Rice, Inc., has waived his right to directors' fees pursuant to US Office Products' agreement with Clayton, Dubilier & Rice, Inc. In addition, by agreement with Clayton, Dubilier & Rice, Inc., Mr. Pieper will not receive a salary from US Office Products for serving as the Chief Executive Officer. See "Certain Relationships and Related Transactions" on page 23.

(2) Represents options granted during fiscal years 1999, 1998, and 1997 with respect to the stated number of shares of common stock. The number and exercise price of options granted during fiscal years 1998 and 1997 have been adjusted to reflect the impact of the spin-off to stockholders of four of US Office Products' operating divisions in June 1998, as part of US Office Products' strategic restructuring plan.

    These adjustments were made to all outstanding options in accordance with the anti-dilution provisions of US Office Products' Amended and Restated 1994 Long-Term Incentive Plan. All share amounts also have been adjusted to reflect the October 1997 three-for-two stock split and the June 1998 one-for-four reverse stock split.

(3) Mr. Barnell's other annual compensation includes $13,283 of moving and relocation related expenses in fiscal 1999. Mr. Barnell's other compensation amounts represent matching contributions under US Office Products' 401(k) Retirement Plan in the amounts of $2,443, $2,851 and $1,298 in fiscal 1999, 1998 and 1997, respectively.

(4) Mr. Director's other compensation amount represents matching contributions under US Office Products' 401(k) Retirement Plan in the amounts of $2,837 and $3,012 in fiscal 1999 and 1998, respectively, and the payment of executive disability insurance premiums in the amounts of $2,197, $2,080 and $1,650 in fiscal 1999, 1998 and 1997, respectively.

(5) The salary for Mr. Doyle for fiscal 1999 represents less than one full year's compensation, as he commenced employment with US Office Products during fiscal 1999. As of April 24, 1999, Mr. Doyle's annual base salary was $350,000. Mr. Doyle's other compensation amount represents matching contributions under US Office Products' 401(k) Retirement Plan in the amount of $404.

(6) Mr. Platt's other compensation amounts represent matching contributions under US Office Products' 401(k) Retirement Plan in the amounts of $2,404, $3,203 and $1,740 in fiscal 1999, 1998 and 1997, respectively, and the payment of executive disability insurance premiums in the amounts of $4,135, $1,844 and $1,654 in fiscal 1999, 1998 and 1997, respectively.

(7) Ms. Smyth's other compensation amounts represent matching contributions under US Office Products' 401(k) Retirement Plan in the amounts of $1,684, $1,151 and $173 in fiscal 1999, 1998 and 1997, respectively. Ms. Smyth's compensation for fiscal 1997 represents less than a full year's compensation as she was employed by a company acquired by US Office Products in fiscal 1997. As of April 24, 1999, Ms. Smyth's annual base salary was $340,000.

(8) On February 26, 1999, Mr. Morgan stepped down as Chief Executive Officer and he is no longer employed with US Office Products. His salary for fiscal 1999 represents less than one full year's compensation, as he ended employment with US Office Products during the fiscal year. The bonus paid to Mr. Morgan in fiscal 1999 represents the pro-rated portion of the bonus guaranteed in his employment agreement for the portion of fiscal 1999 that he served as Chief Executive Officer. Mr. Morgan's other annual compensation amounts include $57,527 and $36,500 of moving related expenses in fiscal 1998 and 1997, respectively. Mr. Morgan's other compensation amounts represent matching contributions under US Office Products' 401(k) Retirement Plan in the amounts of $3,940 and $2,284 in fiscal 1999 and 1998, respectively, and the payment of executive disability insurance premiums in the amount of $4,240 in fiscal 1998.

INFORMATION REGARDING OPTIONS GRANTED TO AND HELD BY THE NAMED EXECUTIVE
  OFFICERS

    We have set forth below certain information concerning the grant and exercise of options to purchase US Office Products' common stock during fiscal year 1999 to each of the named executive officers.

                                                                                              POTENTIAL REALIZABLE
                                                                                                      VALUE
                                                                                             AT ASSUMED ANNUAL RATES
                                     NUMBER OF     PERCENT OF                                    OF STOCK PRICE
                                    SECURITIES    TOTAL OPTIONS                                   APPRECIATION
                                    UNDERLYING     GRANTED TO                                  FOR OPTION TERM(2)
                                      OPTIONS     EMPLOYEES IN     EXERCISE    EXPIRATION   -------------------------
NAME                                GRANTED(1)     FISCAL YEAR     PRICE(1)       DATE          5%           10%
----------------------------------  -----------  ---------------  -----------  -----------  ----------  -------------
Charles P. Pieper.................          --             --      $      --           --   $       --  $          --
Michael J. Barnell................     150,000           4.5%           6.00     2/5/2009      556,005      1,434,368
Mark D. Director..................      50,000           1.5%           6.00     2/5/2009      188,668        478,123
Joseph T. Doyle...................     150,000           4.5%           6.00     2/5/2009      566,005      1,434,368
Donald H. Platt...................      30,000           0.9%           6.00     2/5/2009      113,201        286,874
Anne T. Smyth.....................     100,000           3.0%           6.00     2/5/2009      377,337        956,245
Thomas Morgan.....................     250,000           7.6%           6.00     2/5/2009(3)    943,342(3)     2,390,614(3)

------------------------

(1) The options granted are non-qualified stock options. Except as noted below, they are exercisable at or above the market price on the date of grant beginning one year from the date of grant in cumulative yearly amounts of 25% of the shares and expire ten years from the date of grant. The options become fully exercisable upon a change in control, as defined in the Amended and Restated 1994 Long-Term Incentive Plan (except as modified by the terms of any individual option agreement). The options granted to Mr. Barnell will become exercisable 100% on April 23, 2000 if he remains employed by US Office Products as of that date; they will become exercisable 100% as of an earlier date under certain circumstances, as described in his option agreement and his employment agreement.

(2) The dollar amounts under these columns are the results of calculations at assumed annual rates of stock appreciation of five percent (5%) and ten percent (10%). These assumed rates of growth were selected by the SEC for illustration purposes only. They are not intended to forecast possible future appreciation, if any, of US Office Products' stock price. No gain to the optionees is possible without an increase in stock prices, which will benefit all stockholders. A zero percent (0%) gain in stock price will result in a zero percent (0%) benefit to optionees.

(3) Mr. Morgan forfeited these options when he left US Office Products in February 1999.

OPTION EXERCISES IN FISCAL 1999 AND VALUE OF OPTIONS AT APRIL 24, 1999

    We set forth below information about options exercised during fiscal 1999 for the named executive officers and about options they held at the end of fiscal 1999. All option exercises listed in the following table occurred in connection with the June 1998 self-tender offer by US Office Products, which was an element of our strategic restructuring plan.

                                                                       NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                                      UNDERLYING UNEXERCISED     IN-THE-MONEY(3) OPTIONS
                                                                           OPTIONS HELD              AT FISCAL YEAR-
                                         SHARES                       AT FISCAL YEAR-END(#)            END($)(4)(5)
                                       ACQUIRED ON       VALUE      --------------------------  --------------------------
NAME                                  EXERCISE(#)(1) REALIZED($)(2) EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
------------------------------------  -------------  -------------  -----------  -------------  -----------  -------------
Charles P. Pieper...................           --     $        --           --             --           --            --
Michael J. Barnell..................       37,993         824,828        3,175        172,291           --            --
Mark D. Director....................       55,203       1,520,143       30,806        105,585           --            --
Joseph T. Doyle.....................           --              --           --        150,000           --            --
Donald H. Platt.....................       98,778       3,177,261       39,826        105,198           --            --
Anne T. Smyth.......................        9,498         206,202          183        108,967           --            --
Thomas Morgan.......................           --              --       27,157(6)       48,016(6)         --          --

------------------------

(1) Represents the number of shares with respect to which options were exercised. The number of shares has not been adjusted to reflect the impact of the spin-off to stockholders of four of US Office Products' operating divisions in June 1998, as part of US Office Products' strategic restructuring plan, or the June 1998 one-for-four reverse stock split, as the self-tender was completed (and the options were exercised) before these events.

(2) The value realized in the self-tender offer is equal to the difference between the tender offer price and the exercise price of the option for those options that were exercised in the self-tender offer. The maximum portion of an optionholder's options that could have been exercised in the self-tender offer was 23.237%, which is the pro-ration percentage of tendered shares that US Office Products accepted from all tendering stockholders and optionholders in the self-tender offer.

(3) The number of shares has been adjusted to reflect (i) the impact of the spin-off to stockholders of four of US Office Products' operating divisions in June 1998, as part of US Office Products' strategic restructuring plan;
    (ii) the October 1997 three-for-two stock split; and (iii) the June 1998 one-for-four reverse stock split. These adjustments were made to all outstanding options in accordance with the anti-dilution provisions of US Office Products' Amended and Restated 1994 Long-Term Incentive Plan.

(4) Options are "in-the-money" if the closing market price of the US Office Products' common stock on April 24, 1999 exceeded the exercise price of the options.

(5) The value of unexercised options represents the difference between the exercise price of such options and $4.438, which was the last reported sale price of US Office Products' common stock on April 24, 1999.

(6) By their terms, Mr. Morgan's unexercisable options expired on the date he left US Office Products, and his exercisable options expired in May 1999 (90 days after his departure from US Office Products). He did not exercise any of these options before they expired.

TEN-YEAR OPTION REPRICINGS

    In December 1998 we offered option holders the opportunity to replace their then-existing options with a smaller number of options with a lower exercise price. The following table sets forth information regarding replacement of options by all named executive officers in the December 1998 program. US Office Products has not changed the exercise price on options for any of its named executive officers during the last ten fiscal years, except in the option replacement program and (in accordance with the anti-dilution provisions of the Amended and Restated 1994 Long-Term Incentive Plan) to adjust for stock splits, reverse stock splits, and the spin-off of four of our divisions in June 1998.

                                                                                                                   LENGTH OF
                                                                 MARKET PRICE OF    EXERCISE                    ORIGINAL OPTION
                                               # OF SECURITIES    STOCK AT TIME       PRICE                     TERM REMAINING
                                                 UNDERLYING            OF          AT TIME OF        NEW          AT DATE OF
                                              OPTIONS REPRICED    REPRICING OR    REPRICING OR    EXERCISE       REPRICING AND
NAME                                 DATE        OR AMENDED         AMENDMENT       AMENDMENT       PRICE          AMENDMENT
---------------------------------  ---------  -----------------  ---------------  -------------  -----------  -------------------
Charles P. Pieper................         --             --                --              --            --               --
Michael J. Barnell...............   12/11/98         12,760         $   5.375       $   27.83     $   5.375              8.4
                                    12/11/98          2,471             5.375           38.39         5.375              8.6
                                    12/11/98          2,976             5.375           43.27         5.375              8.6
                                    12/11/98          7,259             5.375           48.17         5.375              8.6
Mark D. Director.................   12/11/98         37,539             5.375           46.48         5.375              7.5
                                    12/11/98          7,977             5.375           27.83         5.375              8.4
Joseph T. Doyle..................         --             --                --              --            --               --
Donald H. Platt..................   12/11/98         39,731             5.375           27.83         5.375              8.4
                                    12/11/98         16,223             5.375           29.05         5.375              7.2
                                    12/11/98          7,977             5.375           46.48         5.375              7.5
Anne T. Smyth....................   12/11/98          9,150             5.375           27.83         5.375              8.4
Thomas Morgan....................   12/11/98         33,456             5.375           40.51         5.375              8.1
                                    12/11/98         41,717             5.375           27.83         5.375              8.4

(1) The following table sets out the number of options that each of the named executive officers who participated in the US Office Products Option Replacement Program in December 1998 gave up to receive the number of replacement options listed in the table:

Michael J. Barnell.................................................    125,506
Mark D. Director...................................................    190,046
Donald H. Platt....................................................    258,877
Anne T. Smyth......................................................     31,377
Thomas Morgan......................................................    347,437

    The Option Replacement Program is described below in the Compensation Committee Report on Executive Compensation, which begins on page 20.

EMPLOYMENT ARRANGEMENTS

    Messrs. Barnell, Platt, and Director each have employment agreements with US Office Products. Pursuant to these agreements, each is paid an annual base salary that is reviewed and can be increased by the Compensation Committee of the Board of Directors every year. The base salaries of Messrs. Barnell, Platt, and Director for the last three fiscal years are set forth under the heading "Summary Compensation Table." As of July 31, 1999, the base salary of each of Messrs. Barnell, Platt, and Director was $350,000. Mr. Barnell's employment agreement has been amended twice in connection with job changes within US Office Products.

    Messrs. Barnell, Platt, and Director are eligible to receive a year-end bonus of up to 100% of their base salary. These bonuses are paid out of a bonus pool determined by the Compensation Committee. The Compensation Committee determines the size of an officer's bonus by measuring the officer's performance and US Office Products' overall performance against target performance levels. Mr. Platt's and Mr. Director's employment agreements are each for an initial term of four years and are automatically renewable at the end of the second year and every year afterwards for an additional year unless terminated or not renewed by US Office Products or the employee. Each of their employment agreements has been in effect for more than two years. Mr. Barnell's employment agreement is for a term of five years that ends August 9, 2001.

    If US Office Products were to terminate them without cause, Messrs. Barnell, Platt, and Director would be entitled to receive their current salary for whatever period is remaining under the term of their respective employment agreements (and, in the case of Mr. Barnell, six months if that is longer than the portion of the term remaining). If a change in control of US Office Products were to occur (involving a change in the ownership of a majority of the voting stock of US Office Products; a change in the majority of the Board of Directors without approval of the current Board; a merger, consolidation, recapitalization, reorganization or reverse stock split in which the stockholders of US Office Products prior to such transaction do not continue to own at least 75% of the stock of US Office Products following such transaction; or the approval by the stockholders of a plan of complete liquidation or disposition of more than 50% of US Office Products' assets), Messrs. Barnell, Platt, and Director would be able to elect to terminate their employment and receive their base salary at the rate then in effect for the remaining term of their respective agreements or two years, whichever is greater.

    Each employment agreement contains a covenant not to compete with US Office Products for a period equal to the longer of: (i) two years immediately following the termination of employment; or (ii) in the case of a termination pursuant to which such employee is entitled to continue to receive his base salary, for so long as US Office Products continues to pay such salary. Applicable law may reduce the scope of the covenant not to compete. If applicable law requires US Office Products to reduce the term of any such covenant, US Office Products will be required to pay the employee only for the reduced period of time that the employee is prohibited from competing.

    Mr. Doyle does not have an employment agreement with US Office Products. Ms. Smyth entered into a two-year employment agreement in December 1996, when she joined the US Office Products. In late fiscal 1999, she and US Office Products entered into a letter agreement which provided for an increase in her base salary to $340,000, an increase in her responsibilities, and certain other terms of her continued employment, effective February 1, 1999. The terms of the letter agreement are expected to be embodied in a new employment agreement. Other terms have not yet been agreed upon and the final agreement has not yet been signed.

    For a discussion of an agreement between US Office Products and Clayton, Dubilier & Rice, Inc. regarding Mr. Pieper's service as Chief Executive Officer, see "Certain Relationships and Related Transactions" on page 23.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    GENERAL. The Compensation Committee of US Office Products' Board of Directors (the "Committee") is responsible for approving and reviewing with the Board of Directors the compensation of US Office Products' executive officers. It also consults with the chief executive officer and members of senior management regarding the compensation of certain other key management personnel. A subcommittee of the Committee (the "Subcommittee," which excludes Mr. Finn) administers US Office Products' stock benefit plans, including the Incentive Plan and the Executive Deferred Compensation Plan. The Subcommittee also administers US Office Products' Section 162(m) Bonus Plan.

    The Committee believes that compensation must be competitive, as well as directly and materially linked to US Office Products' performance. In administering US Office Products' compensation program, the Committee's objectives include the following: attracting and retaining executive talent, motivating executives to maximize operating performance, measuring performance on both an individual and a company-wide basis, reflecting US Office Products' success in meeting growth and profitability targets, and linking executive and stockholder interests through the grant of stock options and other equity-based compensation.

    The key components of US Office Products' executive compensation program have historically consisted of salary, annual incentive bonuses, and stock options. The long-term compensation of US Office Products' executive officers has consisted primarily of stock options. The short-term compensation has consisted principally of base salary and a cash bonus. The Committee's policy with respect to each of these elements is discussed below.

    Since US Office Products' inception, the Committee has striven to balance the cash compensation needed to attract, motivate and retain executive talent with long-term incentives through the grant of stock options with multi-year vesting schedules. In the Committee's judgment, this approach tends to align the interests of management most closely with those of US Office Products' stockholders.

    BASE SALARY. Except as described below, the Committee did not make any material adjustments to the base salary levels of executives in the 1999 fiscal year. The Committee believes, based upon survey data provided by a national compensation consulting firm, that the base salaries of US Office Products' executives generally are modestly above market median base salary levels for executives at comparable businesses. The Committee believes that such a base salary level is necessary and appropriate to attract and retain executives with the desired levels of skills and experience. The salary of one senior executive was adjusted upward to be comparable to the salaries of US Office Products' other senior executives. In addition, an upward adjustment was made in the case of another executive's salary in light of an increase in responsibilities and the need to respond to competitive market conditions.

    ANNUAL INCENTIVE BONUS. At the end of each fiscal year, the Committee decides whether to award incentive bonuses to executive officers, based on US Office Products' success in achieving its growth and profitability targets, the individual's level of performance, and recommendations made by US Office Products' CEO. In making decisions about incentive bonuses for other senior management personnel, the Committee considers the recommendations of the executive officers. Bonuses are intended to reflect how an officer's performance and US Office Products' overall performance compares to target performance levels. These targets typically include the executive's overall performance and contribution to US Office Products' growth and profitability, US Office Products' overall profit, and (where appropriate) US Office Products' internal revenue growth.

    In light of the disappointing financial performance of US Office Products in fiscal 1999, the maximum bonus award payable to each executive officer was capped at a level below each individual's target bonus (expressed as a percentage of base salary). Bonuses in excess of the reduced target level were not paid. Bonus awards were based solely upon the individual's level of performance, as no credit was given for the performance of US Office Products. As a result, awards were substantially less than they would have been if the financial performance of US Office Products had been at or above targeted levels for the fiscal year. In deciding to award bonuses in fiscal 1999, the Committee considered the recommendations of the CEO and the need to retain and motivate talented key senior personnel as US Office Products implements its accelerated change initiatives.

    LONG-TERM INCENTIVE PLAN. Under the Incentive Plan, the Subcommittee can award (i) stock options, including incentive stock options, non-qualified stock options or both, which options may contain automatic reload features; (ii) stock appreciation rights ("SARs"), whether in conjunction with the grant of stock options or independent of such grants, or SARs that are only exercisable in the event of a change in control of US Office Products or upon other events; (iii) performance awards, consisting of a right to receive cash in an amount determined with reference to the value of the common stock, a fixed dollar amount payable in cash, or a combination of both; (iv) dividend equivalents, consisting of a right to receive cash, other awards, or other property equal in value to dividends paid with respect to a specified number of shares of common stock, or other periodic payments; or (v) other awards not otherwise provided for, the value of which are based in whole or in part upon the value of the common stock. Through the end of fiscal 1999, only non-qualified stock options have been granted under the Incentive Plan.

    The Committee believes that aligning management's interests with those of US Office Products' stockholders is an important element of US Office Products' approach to executive compensation. Stock options align the interests of employees and stockholders by providing value to the executive through stock price appreciation. Except for options granted to Mr. Barnell, the stock options granted during the 1999 fiscal year have ten-year terms and are exercisable at the fair market value of US Office Products' stock on the date of grant beginning one year from the date of grant in cumulative yearly amounts of 25% of the shares granted. The terms of Mr. Barnell's options are described under the heading "Information Regarding Options Granted to and Held by the Named Executive Officers" on page 17. The Subcommittee granted options to purchase 480,000 shares of common stock to the named executive officers for the 1999 fiscal year (excluding a grant of an option to purchase 250,000 shares granted to Thomas Morgan, which he forfeited when he left US Office Products in February
1999).

    Stock options have been awarded periodically at the discretion of the Subcommittee, based upon recommendations of US Office Products' CEO. The size of such grants, in general, have been evaluated by regularly assessing competitive market practices, the recipient's position and level of responsibility within US Office Products and US Office Products' overall performance. Grants have also taken into account the differential between the levels of cash compensation paid by US Office Products as compared to those of US Office Products' competitors.

    The Subcommittee intends, to the extent possible, that options and other equity-based awards granted to executive officers under the Incentive Plan be deductible for federal tax purposes. Stock option awards granted under the Incentive Plan are intended to be deductible in accordance with Section 162(m) of the Internal Revenue Code.

    OPTION REPLACEMENT PROGRAM. On November 5, 1988, the Board approved an "Option Replacement Program" for holders of options issued pursuant to US Office Products' stock option plans. Under that program, at each optionee's request US Office Products replaced options that generally had exercise prices well above the then-current market price of US Office Products common stock, with a significantly smaller number of new options with an exercise price equal to the then-current market price. This program commenced on November 19, 1998 and ended on December 11, 1998.

    The program was adopted for three primary reasons: to ensure that US Office Products' option programs provide meaningful incentives to employees; to reduce the overall dilution caused by outstanding stock options (thereby benefiting all stockholders); and to enable the Board to issue a meaningful amount of options in the future. As a result of the program, the number of outstanding options was reduced from 7,546,722 to 2,618,413.

    The Subcommittee intends to manage additional option grants in a way that keeps total outstanding options, as a percentage of total outstanding shares, in the range of 10-15%. To the extent that this limits the Subcommittee's ability to grant option awards in amounts that it believes are appropriate to accomplish overall compensation objectives, it will consider the use of other long-term incentives, including long-term, performance-based cash and/or stock award plans, to achieve the desired compensation objectives.

    COMPENSATION OF THE CHIEF EXECUTIVE OFFICER. During fiscal 1999, the Committee did not make any changes to the compensation of US Office Products' chief executive officer and did not award any discretionary incentive payments. Thomas Morgan, who assumed the position of chief executive officer in November 1997, left US Office Products in February 1999. At the time of his departure he received a pro rated portion of the annual $150,000 bonus that was guaranteed to him under his employment contract. Under the terms of the Incentive Plan, he forfeited all of his stock options, including a grant of 250,000 options that was made to him shortly before he announced his departure. Mr. Pieper assumed the position of chief executive officer upon Mr. Morgan's departure. By agreement with Clayton, Dubilier & Rice, Inc. ("CD&R"), US Office Products does not pay Mr. Pieper a salary or any other form of compensation. See "Certain Relationships and Related Transactions" on page 23. In June 1998, in connection with the equity investment in US Office Products by a CD&R-led fund, US Office Products agreed to pay CD&R an annual management fee of $500,000 for providing services to US Office Products. The amount of this management fee has not been changed. US Office Products also reimburses CD&R principals and employees for out-of-pocket expenses that they incur in providing services to US Office Products. These reimbursements include Mr. Pieper's out-of-pocket expenses.

                                          Brian D. Finn
                                          Frank P. Doyle (Chairman)
                                          Edward J. Mathias

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    In fiscal year 1999, pursuant to an investment agreement, US Office Products issued common stock and warrants to purchase common stock to an affiliate of an investment fund managed by Clayton, Dubilier & Rice, Inc. representing 24.9% of the outstanding US Office Products' common stock after giving effect to the issuance of such shares. At the same time, US Office Products issued warrants to the investment fund to purchase additional shares of US Office Products' common stock. The warrants are exercisable for approximately 9.2 million shares of common stock. The investment fund paid US Office Products a total of $270.0 million for the shares and warrants. In fiscal year 1999, US Office Products issued 73,262 shares of preferred stock to the investment fund. Each share of the preferred stock automatically converts into 100 shares of US Office Products common stock if the investment fund transfers the share to a third party. US Office Products and the investment fund also agreed to amend the warrants to reduce their exercise price to $5.625 per share. The investment fund paid US Office Products $51 million for the preferred stock and the amendment of the warrants.

    In accordance with the fiscal 1999 investment agreement, Messrs. Conway, Finn, and Pieper, principals and directors of Clayton, Dubilier & Rice, Inc., were appointed to the Board of Directors of US Office Products. Additionally, in connection with the investment agreement, US Office Products entered into a consulting agreement with Clayton, Dubilier & Rice, Inc. Under the consulting agreement, Clayton, Dubilier & Rice receives an annual fee of $500,000 for providing management and financial consulting services to US Office Products. In fiscal year 1999, US Office Products paid Clayton, Dubilier & Rice $416,667 pursuant to this consulting agreement. We also reimbursed Clayton, Dubilier & Rice for $56,908 of out-of-pocket and other reimbursable expenses, excluding legal fees paid to their counsel in connection with the June 1998 strategic restructuring. Messrs. Conway, Finn, and Pieper have waived their right to receive Directors' fees or to participate in the 1996 Non-employee Director Stock Plan. See "The Board of Directors--Compensation of Directors" on page 12.

    By agreement dated February 23, 1999 with Clayton, Dubilier & Rice, Inc., US Office Products does not pay any salary or other compensation to Mr. Pieper for his service as Chief Executive Officer. US Office Products reimburses out-of-pocket expenses that he incurs in carrying out his responsibilities, consistent with the terms of the consulting agreement described above.

    US Office Products leases office, warehouse and retail store space from two partnerships, a principal partner of which is Mr. Kuyers, a director of US Office Products. Based on our experience in such transactions, we believe that such leases are on terms not less favorable than would be obtainable in an arm's-length transaction from an unaffiliated third party. The amounts paid to these partnerships by The H. H. West Company, a wholly owned subsidiary of US Office Products, for fiscal year 1999 was approximately $488,560.

                               OTHER INFORMATION

STOCK PERFORMANCE

    We set forth below a comparison of changes in the price of US Office Products' common stock with changes in the cumulative total returns of the NASDAQ Market Index and the Industry Comparables Index. The Industry Comparables Index is an index derived from the trading price of the following office products companies: Boise Cascade Office Products Corp., Corporate Express Inc., Office Depot Inc., and Staples Inc. We have not included BT Office Products in this year's graph because this company's shares are no longer publicly traded. The graph plots the growth in value of an initial $100 investment over the indicated time period, assuming the reinvestment of dividends. The graph covers a period from February 15, 1995, the date that US Office Products' common stock began trading on the Nasdaq National Stock Market following its initial public offering, through the end of US Office Products' 1999 fiscal year.

    On June 10, 1998, US Office Products completed its strategic restructuring plan and a series of related financing transactions. These are described in Note 3 of the Notes to US Office Products' audited consolidated financial statements, which are included in the Annual Report mailed to stockholders together with this Proxy Statement. At that time, US Office Products distributed approximately $934.6 million of cash to its stockholders and optionholders in a self-tender and distributed the stock of four of its operating divisions to its stockholders in four tax-free spin-offs. US Office Products also substantially increased its indebtedness. As a result of these actions, the trading price of US Office Products common stock after June 10, 1998 is not comparable to the trading price in earlier periods.

    The following graph accounts for the self-tender and the four spin-off distributions as follows:

    - Cash received in the self-tender is treated as if it were reinvested in common stock of US Office Products at the last reported sale price on June 10, 1998.

    - Shares of the four spin-off companies received by a stockholder are converted to cash, and that cash is treated as if it were reinvested in common stock of US Office Products at the last reported sale price on June 10, 1998. The shares of the four spin-off companies have been converted to cash at the last reported sale price on June 10, 1998 of the spin-off companies' common stock.

    - Cash in lieu of fractional shares of the spin-off companies is treated as if it were reinvested in common stock of US Office Products at the last reported sale price on June 10, 1998. The amount of cash paid in lieu of such fractional shares was determined based upon the last reported sale price on June 10, 1998 of the spin-off companies' common stock.

    Stockholders who participated in the strategic restructuring transactions and received a combination of cash and securities did not necessarily reinvest completely in the common stock of US Office Products. Consequently, the following graph is not necessarily indicative of the actual returns to a stockholder who participated in these transactions. An individual stockholder's actual returns may be higher or lower, depending upon that stockholder's investment decisions.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             U.S. OFFICE PRODUCTS        PEER GROUP INDEX        NASDAQ MARKET INDEX
2/15/95                       100.00                  100.00                      100.00
4/30/95                       120.24                   94.06                      108.61
4/30/96                       342.86                  145.74                      151.60
4/26/97                       215.48                   94.23                      161.60
4/25/98                       240.95                  171.71                      240.01
4/24/99                        36.82                  225.95                      316.95

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Based on our review of forms provided to US Office Products and representations from our directors, executive officers, and 10% stockholders, we are not aware of any failure to timely file reports required by Section 16 of the Securities Act of 1934, as amended.

PROPOSALS FOR THE 1999 ANNUAL MEETING

    If you want to include a proposal in the proxy statement for US Office Products' 2000 Annual Meeting, send the proposal to US Office Products Company,
Attn.: Mark D. Director, Executive Vice President-Administration, General Counsel and Secretary, at 1025 Thomas Jefferson Street, NW, Suite 600 East, Washington, DC 20007. Proposals must be received on or before April 1, 2000 to be included in next year's proxy statement. Please note that proposals must comply with all of the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as well as the requirements of US Office Products' certificate of incorporation and bylaws. US Office Products will be able to use proxies given to it for next year's meeting to vote for or against any shareholder proposal that is not included in the proxy statement at US Office Products' discretion unless the proposal is submitted to US Office Products on or before June 15, 2000.

                                                                       EXHIBIT A

                        THE U.S. OFFICE PRODUCTS COMPANY
                       1999 EMPLOYEE STOCK PURCHASE PLAN

PURPOSE                           The U.S. Office Products Company 1999 Employee Stock
                                  Purchase Plan (the "1999 ESPP" or the "PLAN") provides
                                  employees of U.S. Office Products Company (the "COMPANY")
                                  and selected Company Subsidiaries with an opportunity to
                                  become owners of the Company through purchasing shares of
                                  the Company's common stock (the "COMMON STOCK"). This Plan supersedes the prior U.S. Office Products Company Employee
                                  Stock Purchase Plan originally effective as of November 1,
                                  1995. The Company intends this Plan to qualify as an
                                  employee stock purchase plan under Section 423 of the
                                  Internal Revenue Code of 1986, as amended (the "CODE"),
                                  and its terms should be construed accordingly. The Plan is effective as of October 1, 1999.

ELIGIBILITY                       An Employee whom the Company or an Eligible Subsidiary has employed for at least 90 days as of the first day of a
                                  Payroll Deduction Period is eligible to participate in the
                                  1999 ESPP for that Payroll Deduction Period; PROVIDED,
                                  HOWEVER, that an Employee may not make a purchase under
                                  the 1999 ESPP if such purchase would result in the
                                  Employee's owning Common Stock possessing 5% or more of
                                  the total combined voting power or value of the Company's
                                  outstanding stock. In determining an individual's amount
                                  of stock ownership, any options to acquire shares of
                                  Company Common Stock are counted as shares of stock, and
                                  the attribution rules of Section 424(d) of the Code apply.

                                  EMPLOYEE means any person employed as a common law
                                  employee of the Company or an Eligible Subsidiary.
                                  EMPLOYEE excludes anyone who, with respect to any
                                  particular period of time, was not treated initially on
                                  the payroll records as a common law employee, unless the
                                  Committee determines that including the person is
                                  necessary to preserve tax treatment.

ADMINISTRATOR                     The Compensation Committee of the Board of Directors (the
                                  "BOARD") of the Company, or such other committee as the
                                  Board designates (the "COMMITTEE"), will administer the
                                  1999 ESPP. The Committee is vested with full authority and discretion to make, administer, and interpret such rules
                                  and regulations as it deems necessary to administer the
                                  1999 ESPP (including rules and regulations deemed
                                  necessary in order to comply with the requirements of
                                  Section 423 of the Code). Any determination or action of
                                  the Committee in connection with administering or
                                  interpreting of the 1999 ESPP will be final and binding
                                  upon each Employee, Participant and all persons claiming
                                  under or through any Employee or Participant.

                                  Without shareholder consent and without regard to whether
                                  the actions might adversely affect Participants, the
                                  Committee (or the Board) may

                                      change the Payroll Deduction Periods,

                                      limit or increase the frequency and/or number of
                                      changes in the amounts withheld during a Payroll
                                      Deduction Period,

                                      establish the exchange ratio applicable to amounts
                                      withheld in a currency other than U.S. dollars,

                                      permit payroll withholding in excess of the amount the
                                      Participant designated to adjust for delays or
                                      mistakes in the Company's processing of properly
                                      completed withholding elections,

                                      establish reasonable waiting and adjustment periods
                                      and/or accounting and crediting procedures to ensure
                                      that amounts applied toward the purchase of Common
                                      Stock for each Participant properly correspond with
                                      amounts withheld from the Participant's Compensation,

                                      delegate its functions (other than those with respect
                                      to setting Payroll Deduction Periods or determining
                                      the price of stock and the number of shares to be
                                      offered under the Plan) to officers or employees of
                                      the Company; and

                                      establish such other limitations or procedures as it
                                      determines in its sole discretion advisable and
                                      consistent with the Plan.

                                  The Committee may also increase the price provided in Step
                                  2 under GRANTING OF OPTIONS (by decreasing the discount
                                  and/or by designating that the price is determined as of
                                  either the beginning or the ending date of a Payroll
                                  Deduction Period or the higher of both rather than as of
                                  the lower) for Payroll Deduction Periods beginning after
                                  Committee action.

PAYROLL DEDUCTION PERIOD          PAYROLL DEDUCTION PERIODS are successive calendar quarters beginning January 1, April 1, July 1, and October 1, and
                                  the first such period under the Plan will begin on October
                                  1, 1999.

PARTICIPATION                     An eligible Employee may become a "PARTICIPANT" for a
                                  Payroll Deduction Period by completing an authorization
                                  notice and delivering it to the Committee through the
                                  Company's Human Resources professionals within a
                                  reasonable period of time before the first day of such
                                  Payroll Deduction Period. All Participants receiving
                                  options under the 1999 ESPP will have the same rights and
                                  privileges.

METHOD OF PAYMENT                 A Participant may contribute to the 1999 ESPP solely
                                  through payroll deductions as follows:

                                  The Participant must elect on an authorization notice to
                                  have deductions made from his Compensation for each
                                  payroll period during the Payroll Deduction Period at or
                                  above a minimum rate and under terms the Committee
                                  determines. COMPENSATION under the Plan means an
                                  Employee's regular compensation, including overtime,
                                  bonuses, and commissions (but expressly excluding income
                                  from stock options or other noncash compensation), from
                                  the Company or an Eligible Subsidiary paid during a
                                  Payroll Deduction Period.

                                      All payroll deductions will be credited to the
                                      Participant's account under the 1999 ESPP. No interest
                                      will accrue on the account.

                                      Payroll deductions will begin on the first payday
                                      coinciding with or following the first day of each
                                      Payroll Deduction Period and will end with the last
                                      payday preceding or coinciding with the end of that
                                      Payroll Deduction Period, unless the Participant
                                      sooner withdraws as authorized under WITHDRAWALS
                                      below.

                                      A Participant may not alter the rate of payroll
                                      deductions during the Payroll Deduction Period.

                                      The Company may use the consideration it receives for
                                      general corporate purposes.

GRANTING OF OPTIONS               On the first day of each Payroll Deduction Period, a
                                  Participant will receive options to purchase a number of
                                  shares of Common Stock with funds withheld from his or her
                                  Compensation. Such number of shares will be determined at
                                  the end of the Payroll Deduction Period according to the
                                  following procedure:

                                      Step 1--Determine the amount the Company withheld from
                                      Compensation since the beginning of the Payroll
                                      Deduction Period;

                                      Step 2--Determine the "Purchase Price" to be the
                                      amount that represents 85% of the lower of the Fair
                                      Market Value of a share of Common Stock on the first
                                      day of the Payroll Deduction Period and the last day
                                      of the Payroll Deduction Period (provided that the
                                      Committee can increase the price before a Payroll
                                      Deduction Period begins); and

                                      Step 3--Divide the amount determined in Step 1 by the
                                      amount determined in Step 2.

FAIR MARKET VALUE                 The FAIR MARKET VALUE of a share of Common Stock for
                                  purposes of the Plan as of each date described in Step 2
                                  will be determined as follows:

                                      if the Common Stock is traded on a national securities
                                      exchange, the closing sale price on that date;

                                      if the Common Stock is not traded on any such
                                      exchange, the closing sale price as reported by the
                                      National Association of Securities Dealers, Inc.
                                      Automated Quotation System ("NASDAQ") for such date;

                                      if no such closing sale price information is
                                      available, the average of the closing bid and asked
                                      prices as reported by Nasdaq for such date;

                                      if there are no such closing bid and asked prices, the
                                      average of the closing bid and asked prices as
                                      reported by any other commercial service for such
                                      date; or

                                      if there is no established market for the Common
                                      Stock, the value as determined in good faith by the
                                      Committee.

                                  For January 1 and any other date described in Step 2 that
                                  is not a trading day, the Fair Market Value of a share of
                                  Common Stock for such date shall be determined by using
                                  the closing sale price or the average of the closing bid
                                  and asked prices, as appropriate, for the immediately
                                  following trading day when determining the price for the
                                  first day of the Payroll Deduction Period and the
                                  immediately preceding trading day when determining the
                                  price on the last day.

                                  No Participant shall receive options:

                                      if, immediately after the grant, that Participant
                                      would own shares, or hold outstanding options to
                                      purchase shares, or both, possessing 5% or more of the
                                      total combined voting power or value of all classes of
                                      shares of the Company or any Subsidiaries (as defined
                                      below); or

                                      that permit the Participant to purchase shares under
                                      all employee stock purchase plans of the Company and
                                      any Subsidiary with a Fair Market Value (determined at
                                      the time the options are granted) that exceeds $25,000
                                      in any calendar year.

EXERCISE OF OPTION                Unless a Participant effects a timely withdrawal pursuant
                                  to the WITHDRAWAL paragraph below, his option for the
                                  purchase of shares of Common Stock during a Payroll
                                  Deduction Period will be automatically exercised as of the last day of the Payroll Deduction Period for the purchase
                                  of the maximum number of shares (including fractional
                                  shares) that the sum of the payroll deductions credited to the Participant's account during such Payroll Deduction
                                  Period can purchase pursuant to the formula specified in
                                  GRANTING OF OPTIONS.

DELIVERY OF COMMON STOCK          As soon as administratively feasible after the options are used to purchase Common Stock, the Company will credit to
                                  each Participant or, in the alternative, to an agent or
                                  custodian that the Committee designates, the shares of
                                  Common Stock the Participant purchased upon the exercise
                                  of the option. If delivered to an agent or custodian, the
                                  agent or custodian may hold the shares in nominee name and may commingle shares held in its custody in a single
                                  account or stock certificate without identification as to
                                  individual Participants. Unless the Committee determines
                                  otherwise, Participants who are holding shares and any
                                  persons to whom they transfer part or all of their shares
                                  other than by sale must retain those shares with a Company specified broker or agent until the second anniversary of
                                  the first day of the Payroll Deduction Period in which
                                  they bought the shares. A Participant may sell the shares
                                  despite the foregoing restriction but may not transfer
                                  them to another broker until the foregoing two year period
                                  (the "ACCOUNT RESTRICTION PERIOD") ends. The Committee may require that the specified agent or custodian hold the
                                  shares of Common Stock for a minimum period of time after
                                  receipt (including through and beyond the Participant's
                                  active employment) and reinvest any dividends received in
                                  additional shares of Common Stock. The Committee may, in
                                  its discretion, establish a program for cashless sales of
                                  Common Stock received under the 1999 ESPP.

SUBSEQUENT OFFERINGS              A Participant will be deemed to have elected to
                                  participate in each subsequent Payroll Deduction Period
                                  following his initial election to participate in the 1999
                                  ESPP, unless the Participant files a written withdrawal
                                  notice with the Human Resources Department at corporate
                                  headquarters (or such other recipient as the Department
                                  designates) at least 10 days before the beginning of the
                                  Payroll Deduction Period as of which the Participant
                                  desires to withdraw from the 1999 ESPP.

WITHDRAWAL FROM THE PLAN          A Participant may withdraw all, but not less than all,
                                  payroll deductions credited to his account for a Payroll
                                  Deduction Period before the end of such Payroll Deduction
                                  Period by delivering a written notice to the Human
                                  Resources Department or its designee on behalf of the
                                  Committee at least 30 days before the end of such Payroll
                                  Deduction Period. A Participant who for any reason,
                                  including retirement, termination of employment, or death, ceases to be an Employee before the last day of any
                                  Payroll Deduction Period will be deemed to have withdrawn
                                  from the 1999 ESPP as of the date of such cessation.

                                  When a Participant withdraws from the 1999 ESPP, his or
                                  her outstanding options under the 1999 ESPP will
                                  immediately terminate.

                                  If a Participant withdraws from the 1999 ESPP for any
                                  reason, the Company will pay to the Participant all
                                  payroll deductions credited to his account or, in the
                                  event of death, to the persons designated as provided in
                                  DESIGNATION OF BENEFICIARY, as soon as administratively
                                  feasible after the date of such withdrawal and no

                                  further deductions will be made from the Participant's
                                  Compensation.

                                  A Participant who has elected to withdraw from the 1999
                                  ESPP may resume participation in the same manner and under the same rules as any Employee making an initial election
                                  to participate in the 1999 ESPP (i.e., he may elect to
                                  participate in the next following Payroll Deduction Period so long as he or she files the authorization form by the
                                  deadline for that Payroll Deduction Period). Any
                                  Participant who is subject to Section 16 of the Securities
                                  Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and who withdraws from the 1999 ESPP for any reason will only
                                  be permitted to resume participation in a manner that will permit transactions under the 1999 ESPP to continue to be
                                  exempt within the meaning of Rule 16b-3, as issued under
                                  the Exchange Act.

STOCK SUBJECT TO PLAN             The shares of Common Stock that the Company will sell to
                                  Participants under the 1999 ESPP will be shares of
                                  authorized but unissued Common Stock, shares held as
                                  treasury stock, and shares purchased on the market. The
                                  maximum number of shares made available for sale under the
                                  1999 ESPP will be 1,000,000 (subject to the provisions in
                                  ADJUSTMENTS UPON CHANGES IN CAPITAL STOCK below). If the
                                  total number of shares for which options are to be
                                  exercised in a Payroll Deduction Period exceeds the number of shares then available under the 1999 ESPP, the Company
                                  will make, so far as is practicable, a pro rata allocation of the shares available.

                                  A Participant will have no interest in shares covered by
                                  his participation until the last day of the applicable
                                  Payroll Deduction Period.

                                  After the end of the Account Restriction Period, shares
                                  that a Participant purchases under the ESPP will be
                                  registered in the name of the Participant or, at the
                                  Participant's election, in street name.

ADJUSTMENTS UPON CHANGES IN
  CAPITAL STOCK                   Subject to any required action by the Company (which it
                                  will promptly take) or its stockholders, and subject to
                                  the provisions of applicable corporate law, if, during a
                                  Payroll Deduction Period,

                                      the outstanding shares of Common Stock increase or
                                      decrease or change into or are exchanged for a
                                      different number or kind of security by reason of any
                                      recapitalization, reclassification, stock split,
                                      reverse stock split, combination of shares, exchange
                                      of shares, stock dividend, or other distribution
                                      payable in capital stock, or

                                      some other increase or decrease in such Common Stock
                                      occurs without the Company's receiving consideration
                                      (other than in self-tenders or stock repurchase
                                      programs unless the Committee determines otherwise),

                                  the Committee will make a proportionate and appropriate
                                  adjustment in the number of shares of Common Stock
                                  underlying the options, so that the proportionate interest of the Participant immediately following such event will,
                                  to the extent practicable, be the same as immediately
                                  before such event. Any such adjustment to the options will not change the total price with respect to shares of
                                  Common Stock underlying the Participant's election but
                                  will include a corresponding proportionate adjustment in
                                  the price of the Common Stock, to the extent consistent
                                  with Section 424 of the Code.

                                  The Committee will make a commensurate change to the
                                  maximum number and kind of shares provided in the STOCK
                                  SUBJECT TO PLAN section.

                                  Any issue by the Company of any class of preferred stock,
                                  or securities convertible into shares of common or
                                  preferred stock of any class, will not affect, and no
                                  adjustment by reason thereof will be made with respect to, the number of shares of Common Stock subject to any
                                  options or the price to be paid for stock except as this
                                  ADJUSTMENTS section specifically provides. The grant of an option under the Plan will not affect in any way the right or power of the Company to make adjustments,
                                  reclassifications, reorganizations or changes of its
                                  capital or business structure, or to merge or to
                                  consolidate, or to dissolve, liquidate, sell, or transfer
                                  all or any part of its business or assets.

SUBSTANTIAL CORPORATE CHANGE      Upon a SUBSTANTIAL CORPORATE CHANGE, the Plan and the
                                  offering will terminate and all accumulated funds will be
                                  distributed as though the Participants had elected to
                                  withdraw, unless provision is made in writing in
                                  connection with such transaction for

                                      the assumption or continuation of outstanding
                                      elections, or

                                      the substitution for such options or grants of any
                                      options covering the stock or securities of a
                                      successor employer corporation, or a parent or
                                      subsidiary of such successor, with appropriate
                                      adjustments as to the number and kind of shares of
                                      stock and prices, in which event the options will
                                      continue in the manner and under the terms so
                                      provided.

                                  A SUBSTANTIAL CORPORATE CHANGE means the

                                      dissolution or liquidation of the Company,

                                      merger, consolidation, or reorganization of the
                                      Company with one or more corporations in which the
                                      Company is not the surviving corporation,

                                      the sale of substantially all of the assets of the
                                      Company to another corporation, or

                                      any transaction (including a merger or reorganization
                                      in which the Company survives) approved by the Board
                                      that results in any person or entity (other than any
                                      affiliate of the Company as defined in Rule 144(a)(1)
                                      under the Securities Act) owning 100% of the combined
                                      voting power of all classes of stock of the Company.

DESIGNATION OF BENEFICIARY        A Participant may file with the Committee a written
                                  designation of a beneficiary who is to receive any payroll deductions credited to the Participant's account under the
                                  1999 ESPP or any shares of Common Stock owed to the
                                  Participant under the 1999 ESPP if the Participant dies. A
                                  Participant may change a beneficiary at any time by filing a notice in writing with the Human Resources professionals on behalf of the Committee.

                                  Upon the death of a Participant and upon receipt by the
                                  Committee of proof of the identity and existence of the
                                  Participant's designated beneficiary, the Company will
                                  deliver such cash or shares, or both, to the beneficiary.
                                  If a Participant dies and is not survived by a beneficiary that the Participant designated in accordance with the
                                  immediate preceding paragraph, the Company will deliver
                                  such cash or shares, or both, to the personal
                                  representative of the estate of the deceased Participant.
                                  If, to the knowledge of the Committee, no personal
                                  representative has been appointed within 90 days following the date of the Participant's death, the Committee, in its discretion, may direct the Company to deliver such cash or shares, or both, to the surviving spouse of the deceased
                                  Participant, or to any one or more dependents or relatives of the deceased Participant, or if no spouse, dependent,
                                  or relative is known to the Committee, then to such other
                                  person as the Committee may designate.

                                  No designated beneficiary may acquire any interest in such cash or shares before the death of the Participant.

SUBSIDIARY EMPLOYEES              Employees of Eligible Subsidiaries will be entitled to
                                  participate in the 1999 ESPP, except as the Committee
                                  otherwise designates.

                                  Eligible Subsidiary means each of the Company's
                                  Subsidiaries, except as the Board or Committee otherwise
                                  specifies. SUBSIDIARY means any corporation (other than
                                  the Company) in an unbroken chain of corporations
                                  beginning with the Company if, at the time an option is
                                  granted to a Participant under the 1999 ESPP, each of the
                                  corporations (other than the last corporation in the
                                  unbroken chain) owns stock possessing 50% or more of the
                                  total combined voting power of all classes of stock in one of the other corporations in such chain. Subsidiary
                                  includes any single member limited liability company with
                                  its corporate member in the foregoing chain.

TRANSFERS, ASSIGNMENTS, AND
  PLEDGES                         A Participant may not assign, pledge, or otherwise dispose of payroll deductions credited to the Participant's
                                  account or any rights to exercise an option or to receive
                                  shares of Common Stock under the 1999 ESPP other than by
                                  will or the laws of descent and distribution or pursuant
                                  to a qualified domestic relations order, as defined in the
                                  Employee Retirement Income Security Act. Any other
                                  attempted assignment, pledge or other disposition will be
                                  without effect, except that the Company may treat such act as an election to withdraw under the WITHDRAWAL section.

AMENDMENT OR TERMINATION OF PLAN  The Board of Directors of the Company or the Committee may
                                  at any time terminate or amend the 1999 ESPP. Any
                                  amendment of the 1999 ESPP that (i) materially increases
                                  the benefits to Participants, (ii) materially increases
                                  the number of securities that may be issued under the 1999
                                  ESPP, or (iii) materially modifies the eligibility
                                  requirements for participation in the 1999 ESPP must be
                                  approved by the shareholders of the Company to take
                                  effect. The Company will refund to each Participant the
                                  amount of payroll deductions credited to his account as of the date of termination as soon as administratively
                                  feasible following the effective date of the termination.

EFFECT ON OTHER PLANS             Whether exercising or receiving an option causes the
                                  participant to accrue or receive additional benefits under any pension or other plan is governed solely by the terms
                                  of such other plan.

NOTICES                           All notices or other communications by a Participant to
                                  the Committee or the Company shall be deemed to have been
                                  duly given when the Human Resources Department or local
                                  Human Resources professionals of the Company receive them
                                  or when any other person or entity the Company designates
                                  receives the notice or other communication in the form the
                                  Company specifies.

GENERAL ASSETS                    Any amounts the Company invests or otherwise sets aside or segregates to satisfy its obligations under this 1999 ESPP will be solely the Company's property (except as otherwise required by Federal or state wage laws), and the
                                  optionee's claim against the Company under the 1999 ESPP,
                                  if any, will be only as a general creditor. The optionee
                                  will have no right, title, or interest whatever in or to
                                  any investments that the Company may make to aid it in
                                  meeting its obligations under the 1999 ESPP. Nothing
                                  contained in the 1999 ESPP, and no action taken pursuant
                                  to its provisions, will create or be construed to create
                                  an implied or constructive trust of any kind or a
                                  fiduciary relationship between the Company and any
                                  Employee, Participant, former Employee, former
                                  Participant, or any beneficiary.

PRIVILEGES OF STOCK OWNERSHIP     No Participant and no beneficiary or other person claiming under or through such Participant will have any right,
                                  title, or interest in or to any shares of Common Stock
                                  allocated or reserved under the Plan except as to such
                                  shares of Common Stock, if any, that have been issued to
                                  such Participant.

TAX WITHHOLDING                   To the extent that a Participant realizes ordinary income
                                  in connection with a sale or other transfer of any shares
                                  of Common Stock purchased under the Plan or the crediting
                                  of interest to an account, the Company may withhold
                                  amounts needed to cover such taxes from any payments
                                  otherwise due to the Participant. Any Participant who
                                  sells or otherwise transfers shares purchased under the
                                  Plan within two years after the beginning of the Payroll
                                  Deduction Period in which he purchased the shares must,
                                  within 30 days of such transfer, notify the Company's
                                  Payroll Department in writing of such transfer. Each
                                  Participant, as a condition of participation, agrees that
                                  the Company may treat the purchase of shares and/or their
                                  disposition as taxable events requiring the withholding or other collection of income and employment taxes and
                                  further agrees to pay any such taxes for which the Company cannot reasonably withhold.

LIMITATIONS ON LIABILITY          Notwithstanding any other provisions of the 1999 ESPP, no
                                  individual acting as a director, employee, or agent of the
                                  Company shall be liable to any Employee, Participant,
                                  former Employee, former Participant, or any spouse or
                                  beneficiary for any claim, loss, liability, or expense
                                  incurred in connection with the 1999 ESPP, nor shall such
                                  individual be personally liable because of any contract or other instrument he executes in such other capacity. The
                                  Company will indemnify and hold harmless each director,
                                  employee, or agent of the Company to whom any duty or
                                  power relating to the administration or interpretation of
                                  the 1999 ESPP has been or will be delegated, against any
                                  cost or expense (including attorneys' fees) or liability
                                  (including any sum paid in settlement of a claim with the
                                  Board's approval) arising out of any act or omission to
                                  act concerning this 1999 ESPP unless arising out of such
                                  person's own fraud or bad faith.

NO EMPLOYMENT CONTRACT            Nothing contained in this Plan constitutes an employment
                                  contract between the Company or an Eligible Subsidiary and any Employee. The 1999 ESPP does not give an Employee any
                                  right to be retained in the Company's employ, nor does it
                                  enlarge or diminish the Company's right to terminate the
                                  Employee's employment.

DURATION OF ESPP                  Unless the Company's Board extends the Plan's term, no
                                  Payroll Deduction Period will begin after April 1, 2009.

APPLICABLE LAW                    The laws of the State of Delaware (other than its choice
                                  of law provisions) govern the 1999 ESPP and its
                                  interpretation.

LEGAL COMPLIANCE                  The Company will not issue any shares of Common Stock
                                  under the Plan until the issuance satisfies all applicable requirements imposed by Federal and state securities and
                                  other laws, rules, and regulations, and by any applicable
                                  regulatory agencies or stock exchanges. To that end, the
                                  Company may require the optionee to take any reasonable
                                  action to comply with such requirements before issuing
                                  such shares. No provision in the Plan or action taken
                                  under it authorizes any action that Federal or state laws
                                  otherwise prohibit.

                                  The Plan is intended to conform to the extent necessary
                                  with all

                                  provisions of the Securities Act of 1933, as amended,
                                  ("SECURITIES ACT") and the Exchange Act, and all
                                  regulations and rules the Securities and Exchange
                                  Commission issues under those laws, including specifically
                                  Rule 16b-3. Notwithstanding anything in the Plan to the
                                  contrary, the Committee and the Board must administer the
                                  Plan, and Participants may purchase Common Stock, only in
                                  a way that conforms to such laws, rules, and regulations.
                                  To the extent applicable law permits, the Plan and any
                                  offers will be deemed amended to the extent necessary to
                                  conform to such laws, rules, and regulations.

APPROVAL OF STOCKHOLDERS          The ESPP must be submitted to the shareholders of the
                                  Company for their approval within 12 months after the
                                  Board adopts the ESPP. The adoption of the ESPP is
                                  conditioned upon the approval of the shareholders of the
                                  Company, and failure to receive their approval will render the ESPP and any outstanding options thereunder void and
                                  of no effect.

                                                                           PROXY


           THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                          US OFFICE PRODUCTS COMPANY

The undersigned hereby appoints Charles P. Pieper and Mark D. Director as attorneys and proxies, each with the power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of common stock of US Office Products Company standing in the name of the undersigned with all powers the undersigned would possess if present at the 1999 Annual Meeting of US Office Products' stockholders to be held August 31, 1999 and at any and all continuations and adjournments thereof.


       (continued, and to be marked, dated and signed, on the other side)

/X/ Please mark your
    votes as in this
    example



                 FOR all nominees           WITHHOLD
                 Listed at right        AUTHORITY to vote
                 (except as marked      for all nominees        NOMINEES:
                 to the contrary)        listed at right        Kevin J. Conway
 1. ELECTION          / /                     / /               Frank P. Doyle
    OF                                                          Brian D. Finn
    DIRECTORS                                                   L. Dennis Kozlowski
                                                                Milton H. Kuyers
                                                                Allon H. Lefever
                                                                Edward J. Mathias
                                                                Charles P. Pieper

(INSTRUCTION: To withhold authority to vote for any individual nominee, write each such nominee's name in the space provided below.)

--------------------------------------------


                                               FOR          AGAINST         ABSTAIN
2. Approval of adoption of US Office           / /            / /             / /
   Products Company 1999 Employee
   Stock Purchase Plan

3. Ratification of PricewaterhouseCoopers      / /            / /             / /
   LLP as the independent accountants for
   US Office Products Company



THIS PROXY, WHEN PROPERLY EXECUTED, WILL
BE VOTED AS DIRECTED HERIN BY THE
UNDERSIGNED STOCKHOLDER. IF NO DIRECTION
IS MADE, THIS PROXY WILL BE VOTED FOR
PROPOSALS 1, 2, AND 3.

PLEASE VOTE, SIGN, DATE AND PROMPTLY
RETURN THE PROXY CARD USING THE ENCLOSED
ENVELOPE.

PLEASE MARK THIS BOX IF YOU PLAN         / /
TO ATTEND THE ANNUAL MEETING


----------------------------------        --------------------------------------
          Signature                              Signature if held jointly                Date     ,1999



NOTE: Please sign exactly as name appears hereon. When shares are held by joint tenants both should sign. When signing as attorney executor administrator, trustee or guardian, please give full title as such.